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                                                                    Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DURECT Corporation 2000 Employee Stock Purchase Plan, the DURECT Corporation 2000 Stock Plan, the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan of DURECT Corporation of our report dated February 9, 2001, with respect to the financial statements and schedule of DURECT Corporation included in its Annual Report on Form 10-K (No.000-31615) filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Palo Alto, California
May 11, 2001